SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                          Date of Report: July 27, 2004

                               TRIMFAST GROUP, INC
                               -------------------
                (Name of Registrant as specified in its charter)

      NEVADA                               0-26675              32-0038621
     --------                             ---------             -----------
(State or other jurisdiction of         (Commission File       (IRS Employer
incorporation or organization)              No.)             Identification No.)


 1200 North Federal Highway, Suite 200 Boca Raton, Florida 33432  (954) 426-0411
 ---------------------------------------------------------------  --------------
         (Address and telephone number of principal executive offices)

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                  INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

On July 27, 2004 we executed a letter of intent with United Global Technologies Inc., a Florida based company, (the "Seller"), which provides in part for us to acquire all of the issued and outstanding shares of common stock of the Seller in exchange for the issuance of 13 million shares of our common stock to the Shareholders of the Seller. Closing of the transaction will be subject to completion of our due diligence and execution of a definitive share exchange agreement and such other ancillary documents as may be required.

The Seller intends to become a designer, manufacturer and marketer of quality outdoor sport and specialty footwear. The seller intends to manufacture targeted categories of footwear that represent the greatest opportunity for market penetration. The Seller has had limited operations to date.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)      Financial Statement of Business Acquired.
                  Not Applicable

         (b)      Pro Forma Financial Information
                  Not Applicable

         c)       Exhibits

                  10.1 Letter of Intent between TrimFast Group, Inc. and United Global Technologies, Inc.


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


                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         TrimFast Group, Inc.

                                         /s/Michael Magno
                                         ----------------------------------
                                         BY: Michael Magno, president
                                         Dated: This 29th  day of July 2004




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